Exhibit 2.1

                      AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is entered into this 25th of December, 2004, by and among Basic Empire Corporation, a corporation organized under the laws of the State of Delaware ("BEC"); China Tailong Holdings Company Ltd., a corporation organized under the laws of Hong Kong Special Administrative Region, People's Republic of China ("Tailong Holdings"); and three individuals and a company who are the stockholders of Tailong Holdings (the "Tailong Holdings Stockholders", a list of whom is attached hereto as Exhibit "A").

                                   WITNESSETH:

                                    RECITALS

           WHEREAS, the respective Boards of Directors of BEC and Tailong Holdings have adopted resolutions pursuant to which BEC shall acquire and the Tailong Holdings Stockholders shall exchange for shares of the common capital stock of BEC 100% of the outstanding common stock of Tailong Holdings (the "Tailong Holdings Shares"); and

         WHEREAS, the sole consideration for the exchange of the Tailong Holdings Shares shall be the receipt by the Tailong Holdings Stockholders of shares of the common capital stock of BEC, $0.001 par value per share, as more particularly set forth in Exhibit "B" hereto. The shares of BEC's common stock shall be deemed "restricted securities" as defined under Rule 144 of the Securities Act of 1933, as amended (the "Act"); and

         WHEREAS, the Tailong Holdings Stockholders shall acquire in exchange such "restricted securities" of BEC in a reorganization within the meaning of
Section 368(a) (1) (B) of the Internal Revenue Code of 1986, as amended, and/or any other "tax free" exemptions thereunder that may be available for this exchange, if and only to the extent that the Internal Revenue Code applies to this Agreement and the transactions contemplated thereby;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                    Section 1

                                Exchange of Stock

         1.1 Transfer and Number of Shares. The Tailong Holdings Stockholders agree to transfer to BEC at the closing (the "Closing") the Tailong Holdings Shares, in exchange for newly issued and restricted shares of common stock of BEC as outlined in Exhibit "C". In connection with the acquisition of the Tailong Holdings Shares, BEC shall issue to the Tailong Stockholders an aggregate of Ten Million Six Hundred and Six Thousand and One Hundred Fifty Eight (10,606,158) shares of BEC common stock, and such shares at the Closing shall equal ninety percent (90%) of the issued and outstanding shares of BEC, and shall be issued and/or transferred as set forth on Exhibit D attached hereto. After the Closing, there will be 11,784,620 outstanding shares of common stock of the reorganized BEC.

         1.2 Exchange of Certificates by Tailong Holdings Stockholders. The transfer of the Tailong Holdings Shares shall be effected by the delivery to BEC at the Closing of stock certificates duly endorsed in blank or accompanied by stock powers executed in blank with all signatures witnessed or guaranteed to the satisfaction of BEC and with all necessary transfer taxes and other revenue stamps affixed and acquired at the Tailong Holdings Stockholders' expense.



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

         1.3 Further Assurances. At the Closing and from time to time thereafter, the Tailong Holdings Stockholders shall execute such additional instruments and take such other action as BEC may request in order to exchange and transfer clear title and ownership in the Tailong Holdings Shares to BEC.

         1.4 Closing. The Closing shall be deemed to have occurred on the Effective Date (as hereinafter defined). As used in this Agreement, the term Closing Date shall be defined to be the same as the Effective Date.

         1.5 Effective Date. The transactions contemplated by this Agreement shall be deemed consummated at such time as the Company shall have filed with the US Securities and Exchange Commission ("SEC") a Current Report on Form 8-Kwhich reports the change in control transaction effected by this Agreement and includes therein, all required audited financial information of Tailong Holdings and its controlled subsidiary (the "Current Report"). If the Current Report is not filed on or before January 10, 2005, the Company shall have the right, in its sole discretion, to either deem this Agreement terminated or provide Tailong Holdings with an extension for filing the Current Report. The effective date (the "Effective Date") of this Agreement shall thus be the date the Company files the Current Report with the SEC. In addition, for the Closing to be deemed to have occurred as of the Effective Date, all of the other conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived. .

         1.6 Resignations of Present Executive Officers and Designation of New Directors and Executive Officers. On the Closing Date, the present directors and executive officers of BEC shall designate the directors and executive officers nominated by the Tailong Holdings Stockholders to serve in their place and stead, until the next respective annual meeting of the stockholders and the Board of Directors of the reorganized BEC, and until their respective successors shall be elected and qualified or until their respective prior resignations or terminations. The following shall be appointed directors and officers of BEC upon the closing of the transactions contemplated herein: Yu Chang, Director/President/Chief Executive Officer/Secretary, Peng Lijun, Chief financial Officer. The current directors and executive officers shall resign, in seriatim, on the Closing Date.

                                    Section 2

                                     Closing

The Closing shall be effected by telephone and facsimile on the Closing Date unless another place or time is agreed upon in writing by the parties. The Closing may also be accomplished by wire, express mail or other courier service, conference telephone communications or as otherwise agreed by the respective parties or their duly authorized representatives.

                                    Section 3

                      Representations and Warranties of BEC

         Except as set forth in BEC's disclosure schedule, BEC represents and warrants to, and covenants with, the Tailong Holdings Stockholders and Tailong Holdings as follows:

         3.1 Corporate Status; Compliance with Securities Laws. BEC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all jurisdictions in which the nature of its business or the character or



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

ownership of its properties makes such licensing or qualification necessary. BEC is a publicly-held company with a trade symbol "BSEC" on the OTCBB, and BEC is not in violation of any applicable federal or state securities laws, rules or regulations. Except as set forth above, there is at present no established trading market for BEC's securities.

         3.2 Capitalization. The authorized capital stock of BEC at Closing will consist of 10,000,000 shares of preferred stock, of which none has been issued and outstanding; and 100,000,000 shares of common voting stock, of which 1,178,462 shares are issued and outstanding, all fully paid and non-assessable. There are no subscriptions, warrants, rights or calls or other commitments or agreements to which BEC is a party or by which it is bound, pursuant to which BEC is or may be required to issue or deliver securities of any class. Other than as set forth in BEC's disclosure schedule, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of BEC. After the Closing, there will be 11,784,620, outstanding shares of common stock, on a fully diluted basis, of BEC.

         3.3 Financial Statements. The financial statements of BEC furnished to the Tailong Holdings Stockholders and Tailong Holdings, consisting of audited financial statements for the years ended December 31, 2002, 2003, and audited interim financial statements for the nine months ending September 30, 2004, as filed with the SEC and incorporated herein by reference, are correct and fairly present the financial condition of BEC at such dates and for the periods involved; such statements were prepared in accordance with generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. Such financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.4 Undisclosed Liabilities. BEC has no liabilities of any nature except to the extent reflected or reserved against in its balance sheets, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         3.5 Interim Changes. Since September 30, 2004, there have been no (i) changes in financial condition, assets, liabilities or business of BEC which, in the aggregate, have been materially adverse; (ii) damages, destruction or losses of or to property of BEC, payments of any dividend or other distribution in respect of any class of stock of BEC, or any direct or indirect redemption, purchase or other acquisition of any class of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to its employees.

         3.6 Title to Property. BEC has good and marketable title to all properties and assets, real and personal, reflected in its balance sheets, and the properties and assets of BEC are not subject to any mortgage, pledge, lien or encumbrance, with respect to which no default exists.

         3.7 Litigation. There is no litigation or proceeding pending, or to the knowledge of BEC, threatened, against or relating to BEC, its properties or business. Further, no officer, director or person who may be deemed to be an "affiliate" of BEC is party to any material legal proceeding which could have an adverse effect on BEC (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to BEC.

         3.8 Books and Records. BEC has delivered to legal counsel for the Tailong Holdings Stockholders and Tailong Holdings all of BEC's books, records, contracts and other corporate documents which are true and correct in all material respects.



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

         3.9 Tax Returns. BEC has duly filed all tax returns required to be filed by it other than tax returns (individually and in the aggregate) where the failure to file would have no material adverse effect on the business or prospects of BEC. All such tax returns were, when filed, and to the knowledge of BEC are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. BEC has paid or will pay in full or has adequately reserved against all taxes otherwise assessed against it through the Closing Date. BEC is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of BEC, no claim for assessment or collection of any tax related to BEC has been asserted against BEC that has not been paid. There are no tax liens upon the assets of BEC. There is no valid basis, to BEC's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to BEC by any governmental authority.

         3.10 Confidentiality. BEC's current directors and officers and their representatives will keep confidential any information which they obtain from the Tailong Holdings Stockholders or from Tailong Holdings concerning the properties, assets and business of Tailong Holdings.

         3.11 Corporate Authority. BEC has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and will deliver to the Tailong Holdings Stockholders and Tailong Holdings or their respective representatives at the Closing a certified copy of resolutions of its Board of Directors authorizing execution of this Agreement by BEC's officers and performance thereunder, and that the directors adopting and delivering such resolutions are the duly elected and incumbent directors of BEC.

         3.12 Due Authorization. At closing, the execution of this Agreement and performance by BEC hereunder will have been duly authorized by all requisite corporate action on the part of BEC, and this Agreement will constitute a valid and binding obligation of BEC and performance hereunder will not violate any provision of the Articles of Incorporation or other documents, Bylaws, agreements, mortgages or other commitments of BEC, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable.

         3.13 Environmental Matters. BEC has no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of BEC. There are no substances or conditions which may support a claim or cause of action against BEC or any of BEC' s current or former officers, directors, agents or employees, whether by a governmental agency or body, private party or individual, under any Hazardous Materials Regulations. "Hazardous Materials" means any oil or petrochemical products, PCB's, asbestos, urea formaldehyde, flammable explosives, radioactive materials, solid or hazardous wastes, chemicals, toxic substances or related materials, including, without limitation, any substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any applicable federal or state laws or regulations. "Hazardous Materials Regulations" means any regulations governing the use, generation, handling, storage, treatment, disposal or release of hazardous materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act and the Federal Water Pollution Control Act.

         3.14 Access to Information Regarding Tailong Holdings. BEC acknowledges that it has been delivered copies of documentation containing all material information respecting Tailong Holdings (including its 90% owned subsidiary,



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

PACIFIC DRAGON Fertilizer Co., Ltd ("PACIFIC DRAGON"), and Tailong Holdings' present and contemplated business operations, potential acquisitions, and management; that it has had a reasonable opportunity to review such documentation and discuss it, to the extent desired, with its legal counsel, directors and executive officers; that it has had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of Tailong Holdings, and with the legal and accounting firms of Tailong Holdings, with respect to such documentation; and that to the extent requested, all questions raised have been answered to BEC's complete satisfaction.

         3.15 Assets and Liabilities of BEC at Closing. BEC shall have no assets and no liabilities on the Closing Date. BEC has good and marketable title to all of the assets and properties as reflected on its most recent balance sheet.

         3.16 Rule 144. To the best knowledge of BEC, the shares of BEC issued in exchange for the Tailong Holdings Shares to the Tailong Holdings Stockholders shall be eligible for resale pursuant to Rule 144, without registration under the Act, after satisfaction by the Tailong Holdings Stockholders and BEC of the provisions established by Rule 144, generally, and the Securities Exchange Act of 1934.

         3.17 Contracts and Other Commitments. Except as set forth in BEC's public filings, BEC is not a party to any contracts or agreements.

         3.18 Compliance with Laws and Regulations. BEC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of BEC is conducted or to which BEC is subject.

         3.19 No Omissions or Untrue Statements. To the best of BEC's knowledge no representation or warranty made by BEC in this Agreement, the BEC disclosure schedule or in any certificate of BEC officer required to be delivered pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

                                    Section 4

  Representations, Warranties and Covenants of Tailong Holdings and the Tailong
                              Holdings Stockholders

         Except  as  set  forth  in  Tailong   Holdings  and  Tailong   Holdings
Stockholders disclosure schedule, Tailong Holdings and the Tailong Holdings Stockholders represent and warrant to, and covenant with, BEC as follows:

         4.1 Ownership of Tailong Holdings. The Tailong Holdings Stockholders own the Tailong Holdings Shares free and clear of any liens or encumbrances of any type or nature whatsoever, and have full right, power and authority to convey the Tailong Holdings Shares that are owned by them without qualification.

         4.2 Ownership of PACIFIC DRAGON. Tailong Holdings owns 90% of PACIFIC DRAGON, free and clear of any liens or encumbrances of any type or nature whatsoever, and has full right, power and authority to convey the PACIFIC DRAGON ownership that it owns without qualification.



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

         4.3 Corporate Status of Tailong Holdings. Tailong Holdings is a corporation duly organized, validly existing and in good standing under the laws of Hong Kong, People's Republic of China, and is licensed or qualified as a foreign corporation in all jurisdictions or foreign countries and provinces in which the nature of Tailong Holdings' business or the character or ownership of Tailong Holdings' properties makes such licensing or qualification necessary.

         4.4 Corporate Status of PACIFIC DRAGON. PACIFIC DRAGON is an Equity Joint Venture Enterprise duly organized, validly existing and in good standing under the laws of the People's Republic of China, and is licensed or qualified as a foreign corporation in all states of the United States or foreign countries and provinces in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

         4.5 Capitalization of Tailong Holdings. The authorized capital stock of Tailong Holdings consists of 10,000,000 shares of common stock, $1.00 par value per share, of which 100 shares are issued and outstanding, and which are fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other securities of Tailong Holdings.

         4.6 Capitalization of PACIFIC DRAGON. The paid-in capital of PACIFIC DRAGON is US$500,000.00, all fully paid and non-assessable. There are no outstanding options, warrants or calls pursuant to which any person has the right to purchase any authorized and unissued common or other equities of PACIFIC DRAGON.

         4.7 Financial Statements. The financial statements of Tailong Holdings, which includes the financial statements of PACIFIC DRAGON, furnished to BEC, consisting of an audited compiled balance sheet and income statement for the year ended December 31, 2002 and 2003, and unaudited financial statements for the nine month period ended September 30, 2004, attached hereto as Exhibit "D" and "D-1", respectfully, and incorporated herein by reference, are correct and fairly present the combined financial condition of Tailong Holdings and PACIFIC DRAGON as of these dates and for the periods involved; such statements were prepared in accordance with US generally accepted accounting principles consistently applied, and no material change has occurred in the matters disclosed therein. These financial statements do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         4.8 Undisclosed Liabilities of Tailong Holdings. Tailong Holdings has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         4.9 Undisclosed Liabilities of PACIFIC DRAGON. PACIFIC DRAGON has no material liabilities of any nature except to the extent reflected or reserved against in its balance sheet, whether accrued, absolute, contingent or otherwise, including, without limitation, tax liabilities and interest due or to become due.

         4.10 Interim Changes of Tailong Holdings. Since September 30, 2004, there have been no (i) changes in the financial condition, assets, liabilities or business of Tailong Holdings, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of Tailong Holdings, payment of any dividend or other distribution in respect of the capital stock of Tailong Holdings, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.



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         4.11 Interim Changes of PACIFIC DRAGON. Since September 30, 2004, there have been no (i) changes in the financial condition, assets, liabilities or business of PACIFIC DRAGON, which in the aggregate, have been materially adverse; (ii) damages, destruction or loss of or to the property of PACIFIC DRAGON, payment of any dividend or other distribution in respect of the capital stock of PACIFIC DRAGON, or any direct or indirect redemption, purchase or other acquisition of any such stock; or (iii) increases paid or agreed to in the compensation, retirement benefits or other commitments to their employees.

         4.12 Title to Property of Tailong  Holdings.  Tailong Holdings has good
and  marketable  title  to  all  properties  and  assets,   real  and  personal,
proprietary or otherwise, reflected in the Tailong Holdings balance sheet.

         4.13 Title to Property of PACIFIC DRAGON. PACIFIC DRAGON has good and marketable title to all properties and assets, real and personal, proprietary or otherwise, reflected in its balance sheet.

         4.14 Litigation of Tailong Holdings. There is no litigation or proceeding pending, or to the knowledge of Tailong Holdings, threatened, against or relating to Tailong Holdings or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of Tailong Holdings is party to any material legal proceeding which could have an adverse effect on Tailong Holdings (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to Tailong Holdings.

         4.15 Litigation of PACIFIC DRAGON. There is no litigation or proceeding pending, or to the knowledge of PACIFIC DRAGON, threatened, against or relating to PACIFIC DRAGON or its properties or business. Further, no officer, director or person who may be deemed to be an affiliate of PACIFIC DRAGON is party to any material legal proceeding which could have an adverse effect on PACIFIC DRAGON (financial or otherwise), and none is party to any action or proceeding wherein any has an interest adverse to PACIFIC DRAGON.

         4.16 Books and Records of Tailong  Holdings.  The Tailong  Holdings has
(i) given to BEC and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that BEC could inspect and audit them; and (ii) furnished such information concerning the properties and affairs of Tailong Holdings as BEC has requested.

         4.17 Books and Records of PACIFIC DRAGON. PACIFIC DRAGON has (i) given to BEC and its representatives full access to all of its offices, books, records, contracts and other corporate documents and properties so that BEC could inspect and audit them; and (ii) furnished such information concerning the properties and affairs of PACIFIC DRAGON as BEC requested.

         4.18 Tax Returns of Tailong Holdings. Tailong Holdings has filed all income tax or other tax returns required to be filed in Hong Kong or has received currently effective extensions of the required filing dates.

         4.19 Tax Returns of PACIFIC DRAGON. PACIFIC DRAGON has filed all income or other tax returns required to be filed in China or has received currently effective extensions of the required filing dates.

         4.20 Investment Intent. The Tailong Holdings Stockholders are acquiring the securities to be exchanged and delivered to them under this Agreement for investment and not with a view to the sale or distribution thereof, and they have no commitment or present intention to sell or distribute the BEC securities to be received hereunder.



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

         4.21 Corporate Authority of Tailong Holdings. Tailong Holdings and the Tailong Holdings Stockholders have full corporate power and authority to enter into this Agreement and to carry out their obligations hereunder and will deliver to BEC or its representative at the Closing certified copies of resolutions of Tailong Holdings' Board of Directors authorizing execution of this Agreement by its officers and performance thereunder.

         4.22 Due Authorization. Execution of this Agreement and performance by Tailong Holdings and the Tailong Holdings Stockholders hereunder have been duly authorized by all requisite corporate action on the part of Tailong Holdings and the Tailong Holdings Stockholders, and this Agreement constitutes a valid and binding obligation of Tailong Holdings and the Tailong Holdings Stockholders and performance hereunder will not violate any provision of the Articles of Association or other Charter documents, Bylaws, agreements, mortgages or other commitments of Tailong Holdings or the Tailong Holdings Stockholders, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' rights generally and the application of general equitable principles in any action, legal or equitable.

         4.23 Environmental Matters. Tailong Holdings and PACIFIC DRAGON have no knowledge of any assertion by any governmental agency or other regulatory authority of any environmental lien, action or proceeding, or of any cause for any such lien, action or proceeding related to the business operations of Tailong Holdings or its predecessors. In addition, to the best knowledge of Tailong Holdings and PACIFIC DRAGON, there are no substances or conditions which may support a claim or cause of action against Tailong Holdings and PACIFIC DRAGON or any of its current or former officers, directors, agents, employees or predecessors, whether by a governmental agency or body, private party or individual, under the current Chinese laws.

         4.24 Access to Information Regarding BEC. Tailong Holdings and the Tailong Holdings Stockholders acknowledge that they have been delivered copies of what has been represented to be documentation containing all material information respecting BEC and its present and contemplated business operations, potential acquisitions, management and other factors, by delivery to them and/or by access to such information in the EDGAR Archives of the Securities and Exchange Commission at www.sec.gov; that they have had a reasonable opportunity to review such documentation and to discuss it, to the extent desired, with their legal counsel, directors and executive officers; that they have had, to the extent desired, the opportunity to ask questions of and receive responses from the directors and executive officers of BEC, and with the legal and accounting firms of BEC, with respect to such documentation; and that to the extent requested, all questions raised have been answered to their complete satisfaction.

         4.25 Residency of Tailong Holdings Stockholders. Each of the Tailong Holdings Stockholders is a non-resident of the United States.

                                    Section 5

Conditions Precedent to Obligations of Tailong Holdings and the Tailong Holdings
                                  Stockholders

         All   obligations  of  Tailong   Holdings  and  the  Tailong   Holdings
Stockholders under this Agreement are subject, at their option, to the fulfillment, before or at the Closing, of each of the following conditions:

         5.1 Representations and Warranties True at Closing. The representations and warranties of BEC contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         5.2 Due Performance. BEC shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

         5.3 Officers' Certificate. Tailong Holdings shall have been furnished with a certificate signed by the President of BEC, in such capacity, attached hereto as Exhibit "E" and incorporated herein by reference, dated as of the date hereof, and updated as necessary as of the Closing, certifying (i) that all representations and warranties of BEC contained herein are true and correct; and
(ii) that since the date of the financial statements as described in Section 3.3, 3.4, 3.6, and 3.7 of this Agreement, there has been no material adverse change in the financial condition, business or properties of BEC, taken as a whole

         5.4 Assets and Liabilities of BEC. BEC shall have no assets and no liabilities at Closing, and all costs, expenses and fees incident to the Agreement shall have been paid.

         5.5 Documents. All documents and instruments required hereunder to be delivered by BEC at the Closing shall be delivered in form and substance reasonably satisfactory to Tailong Holdings and Tailong Holdings Stockholders and their counsel.

         5.6 Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or threatened.

         5.7 Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to September 30, 2004 in the financial position, results of operations, assets, or liabilities of BEC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of BEC.

         5.8 Approval Board of Directors. The board of directors of BEC shall have approved this Agreement and the transactions contemplated hereby.

         5.9 Satisfaction with Due Diligence. Tailong Holdings shall have been satisfied with its due diligence review of BEC, its subsidiaries and their operations.

         5.10 Resignations of Present Executive Officers and Designation of New Directors and Executive Officers. On the Closing Date, the present director and executive officers of BEC shall resign and the following individuals shall be appointed the director and executive officers of BEC: Yu Chang, Director/President/Chief Executive Officer/Secretary and Peng Lijun, Chief Financial Officer.

         5.11  Regulatory  Compliance.  BEC  shall  have  received  any  and all
regulatory   approvals  and  consents  required  to  complete  the  transactions contemplated hereby

                                    Section 6

                   Conditions Precedent to Obligations of BEC

         In addition to the filing of the Current Report, all obligations of BEC under this Agreement are subject, at BEC's option, to the fulfillment, before or at the Closing, of each of the following conditions:

         6.1 Representations and Warranties True at Closing. The representations and warranties of Tailong Holdings, the Tailong Holdings Stockholders and PACIFIC DRAGON contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects and shall survive the Closing.

         6.2  Due  Performance.   Tailong  Holdings  and  the  Tailong  Holdings
Stockholders shall have performed and complied with all of the terms and conditions required by this Agreement to be performed or complied with by them before the Closing.

         6.3 Officers' Certificate. BEC shall have been furnished with a certificate signed by the President of Tailong Holdings, in such capacity, attached hereto as Exhibit "F" and incorporated herein by reference, dated as of the date hereof, and updated as necessary as of the Closing, certifying (i) that all representations and warranties of Tailong Holdings and the Tailong Holdings Stockholders contained herein are true and correct; and (ii) that since the date of the financial statements (Exhibit D & D-1), there has been no material adverse change in the financial condition, business or properties of Tailong Holdings, taken as a whole.

                                    Section 7

                               General Provisions

         7.1 Further Assurances. At any time, and from time to time, after the Closing, the parties will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         7.2 Waiver. Any failure on the part of any party hereto to comply with any its or their obligations, agreements or conditions hereunder may only be waived in writing by the party to whom such compliance is owed.

         7.3 Brokers. Each party represents to the other parties hereunder that there are no brokers or finders are retained in connection with this Agreement, each party agrees to indemnify and hold harmless the other parties against any fee, loss or expense arising out of claims by brokers or finders employed or alleged to have been employed by he/she/it.

         7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

         If to BEC's Management Prior to Closing:

         c/o George L. Diamond
         Jackson Walker, LLP
         901 Main Street, Suite 6000
         Dallas, Texas 75202

         If to Tailong Holdings:

         Charles Law
         King and Wood LLP
         39365 Paseo Padre Parkway, #2100
         Fremont, CA 94538
         510-353-1888
         510-226-5913 fax

         If to the Tailong Holdings Stockholders:

         Charles Law
         King and Wood LLP
         39365 Paseo Padre Parkway, #2100
         Fremont, CA 94538
         510-353-1888
         510-226-5913 fax

         7.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

         7.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware. Any actions permitted hereunder shall be brought in the State of Delaware.

         7.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

         7.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7.10 Default. In the event of any default hereunder, the prevailing party in any action to enforce the terms and provisions hereof shall be entitled to recover reasonable attorney's fees and related costs.

         7.11 Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees. BEC's expenses shall be paid prior to the Closing.

                                    Section 8

                              Additional Covenants

         8.1 Reverse Stock Split. The Tailong Holdings Stockholders acknowledge and agree that they will ensure that BEC effects a 1.14-for-one forward stock split (the "Forward Split") of its common stock within 30 days of the Effective Date. This Section 8.1 shall survive the Closing.

         8.2 Registration Rights. BEC hereby agrees to use its best efforts to cause the shares of BEC's common stock held by Halter Financial Group, Inc. ("HFG")(the "Registrable Securities") to be registered under the Securities Act of 1933 (the "Act") pursuant to a registration statement on a suitable form to be submitted to the SEC (the " Registration Statement"). BEC shall file the Registration Statement by no later than January 20, 2005. Until such time as all the Registrable Shares have been sold into the market, or are available for resale pursuant to the provisions of Rule 144 under the Act, BEC agrees to keep the Registration Statement effective and to prepare and file with the SEC such amendments as may be necessary, and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement or any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and to prepare and file such other documents as HFG may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered or sold. Except as otherwise prohibited by applicable law, BEC will pay all fees and expenses, including, without limitation, printing and reproduction costs and fees and expenses of counsel for HFG, incurred in connection with the registration of the Registrable Securities; provided, that transfer taxes, if any, solely attributable to the sale of the Registrable Securities, shall be borne by HFG. In addition, BEC agrees that it shall provide HFG copies of the preliminary prospectus and prospectus included in the Registration Statement and each amendment and supplement thereto; use its best efforts to register or qualify the Registrable Securities for resale under state law and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; and notify HFG at any time when a prospectus is required to be delivered by HFG under the Act, upon discovery by BEC that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon HFG shall suspend any offers or sales of the Registrable Securities until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. HFG agrees to cooperate fully with BEC in connection with effecting the registration pursuant to this Section, including, but not limited to, furnishing such information as BEC may from time to time reasonably request and as shall be required by law or by the SEC in connection with such registration. This Section 8.2 shall survive the Closing, and the Tailong Holdings Stockholders acknowledge and agree to ensure the satisfaction of the obligations of this Section 8.2.

         IN WITNESS WHEREOF, the parties have executed this Agreement and Plan of Reorganization effective the latest date hereof.


Basic Empire Corporation




/s/ Timothy P. Halter
---------------------
By: Timothy P. Halter, President
Date:  12/25/04


China Tailong Holdings Company Ltd.




/s/ Chang Yu
------------
By: Chang Yu, Chairman
Date:

Stockholders of China Tailong Holdings Company Ltd.

/s/ Chang Yu
------------
Chang Yu




/s/ Teng Xiao Yong
------------------
Teng Xiao Yong




/s/ Wong Tak Shing Eddie
------------------------
Wong Tak Shing Eddie



/s/ Chang Yu
------------
Chang Yu, Its President
China Tailong Group Limited


Halter Financial Group, Inc. (solely for the purposes of Section 8.2 hereof)



/s/ Timothy P. Halter
---------------------
By:  Timothy P. Halter, President
Date: 12/25/04

             FIRST AMENDMENT AND SUPPLEMENT TO AGREEMENT AND PLAN OF
                                 REORGANIZATION


         THIS  FIRST   AMENDMENT  AND   SUPPLEMENT  TO  AGREEMENT  AND  PLAN  OF
REORGANIZATION SUPPLEMENT, is dated as of February 2, 2005 (this "First Amendment") amends that certain AGREEMENT AND PLAN OF REORGANIZATION, dated as of December 25, 2004 (the "Reorganization Agreement"), by and among Basic Empire Corporation, a corporation organized under the laws of the State of Delaware ("BEC"); China Tailong Holdings Company Ltd., a corporation organized under the laws of Hong Kong Special Administrative Region, People's Republic of China ("Tailong Holdings"); and three individuals and a company who are the stockholders of Tailong Holdings (the "Tailong Holdings Stockholders"), a list of whom is attached to Exhibit A of the Reorganization Agreement.

                                    RECITALS

         WHEREAS, the parties wish to amend the Reorganization Agreement with respect to a Section 8.2 thereof as provided herein.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Section 1.5. Section 1.5 of the Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

         "1.5 Effective Date. The transactions contemplated by this Agreement shall be deemed consummated at such time as the Company shall have filed with the US Securities and Exchange Commission ("SEC") a Current Report on Form 8-Kwhich reports the change in control transaction effected by this Agreement and includes therein, all required audited financial information of Tailong Holdings and its controlled subsidiary (the "Current Report"). If the Current Report is not filed on or before February 5, 2005, the Company shall have the right, in its sole discretion, to either deem this Agreement terminated or provide Tailong Holdings with an extension for filing the Current Report. The effective date (the "Effective Date") of this Agreement shall thus be the date the Company files the Current Report with the SEC. In addition, for the Closing to be deemed to have occurred as of the Effective Date, all of the other conditions precedent to the obligations of each of the parties hereto as hereinafter set forth shall have been satisfied or shall have been waived."

SECTION 2. Section 8.2. Section 8.2 of the Reorganization Agreement is hereby amended and restated in its entirety to read as follows:

         "8.2 Registration Rights. BEC hereby agrees to use its best efforts to cause the shares of BEC's common stock held by Halter Financial Group, Inc. ("HFG")(the "Registrable Securities") to be registered for resale under the Securities Act of 1933, as amended (the "Act") pursuant to a registration statement on a suitable form to be submitted to the SEC (the "Registration Statement"). BEC shall file the Registration Statement by no later than thirty
(30) days  after the  Effective  Date.  Until  such time as all the  Registrable
Shares have been sold into the market, or are available for resale pursuant to the provisions of Rule 144 under the Act, BEC agrees to keep the Registration Statement effective and to prepare and file with the SEC such amendments as may be necessary, and to comply with the provisions of the Act with respect to the sale or other disposition of all securities proposed to be registered in the Registration Statement or any prospectus (including any preliminary prospectus and any amended or supplemented prospectus) in conformity with the requirements of the Act, and to prepare and file such other documents as HFG may reasonably request in order to effect the offering and sale of the Registrable Securities to be offered or sold. Except as otherwise prohibited by applicable law, BEC will pay all fees and expenses, including, without limitation, printing and reproduction costs and fees and expenses of counsel for HFG, incurred in connection with the registration of the Registrable Securities; provided, that transfer taxes, if any, solely attributable to the sale of the Registrable Securities, shall be borne by HFG. In addition, BEC agrees that it shall provide HFG copies of the preliminary prospectus and prospectus included in the Registration Statement and each amendment and supplement thereto; use its best efforts to register or qualify the Registrable Securities for resale under state law and to keep such registration or qualification in effect for so long as the Registration Statement remains in effect; and notify HFG at any time when a prospectus is required to be delivered by HFG under the Act, upon discovery by BEC that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, whereupon HFG shall suspend any offers or sales of the Registrable Securities until such time as such prospectus, as amended or supplemented from time to time, shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. HFG agrees to cooperate fully with BEC in connection with effecting the registration pursuant to this Section, including, but not limited to, furnishing such information as BEC may from time to time reasonably request and as shall be required by law or by the SEC in connection with such registration. This Section 8.2 shall survive the Closing, and the Tailong Holdings Stockholders acknowledge and agree to ensure the satisfaction of the obligations of this Section 8.2.

SECTION 3. Defined Terms.

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Reorganization Agreement.

SECTION 4. Governing Law.

         This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

SECTION 5. Counterparts.

         This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

SECTION 6. Effectiveness.

         This First Amendment shall be effective as of the date of the Reorganization Agreement.

         IN WITNESS WHEREOF, the parties have caused this First Amendment to be duly executed as of the date first above written.

Basic Empire Corporation


/s/ Timothy P. Halter
---------------------
Timothy P. Halter, President

CHINA TAILONG HOLDINGS COMPANY LTD.


/s/ Chang Yu
------------
Chang Yu, Chairman


STOCKHOLDERS OF CHINA TAILONG HOLDINGS COMPANY LTD.

/s/ Chang Yu
------------
Chang Yu

/s/ Teng Xiao Yong
------------------
Teng Xiao Yong


/s/ Wong Tak Shing Eddie
------------------------
Wong Tak Shing Eddie

CHINA TAILONG GROUP LIMITED


Chang Yu
--------
Chang Yu, President


HALTER FINANCIAL GROUP, INC.
/s/ Timothy P. Halter
---------------------
Timothy P. Halter, President